UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place

8 Par-La-Ville Road

Hamilton HM 08

Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 5. Other Events.

On May 27, 2004, Montpelier Re Holdings Ltd. entered into a $450 million amended and restated letter of credit reimbursement and pledge agreement with a syndicate of lenders. The agreement is a three-year secured facility that allows Montpelier to issue up to $450 million in letters of credit. The facility also incorporates a $50 million revolving line of credit for general corporate purposes. This agreement replaces the letter of credit reimbursement and pledge agreement dated June 20, 2003. The agreement is attached as Exhibit 10.1

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

10.1 Amended and Restated Letter of Credit Reimbursement and Pledge Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

June 2, 2004	By:	/s/ Neil McConachie
Date	Name:	Neil McConachie
	Title:	Chief Accounting Officer and Treasurer (chief accounting officer)

Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Letter of Credit Reimbursement and Pledge Agreement.